Exhibit 1.1
Essential Properties Realty Trust, Inc.
Common Stock
($0.01 par value)
ATM EQUITY OFFERING SALES AGREEMENT
June 17, 2024
BofA Securities, Inc.
Barclays Capital Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Capital One Securities, Inc.
Citigroup Global Markets Inc.
Evercore Group L.L.C.
Goldman Sachs & Co. LLC
Huntington Securities, Inc.
Mizuho Securities USA LLC
Nomura Securities International, Inc.
Raymond James & Associates, Inc.
Scotia Capital (USA) Inc.
Stifel, Nicolaus & Company, Incorporated
TD Securities (USA) LLC
Truist Securities, Inc.
Wells Fargo Securities, LLC
As Agents and/or Forward Sellers
Bank of America, N.A.
Barclays Bank PLC
Bank of Montreal
BNP Paribas
Citibank, N.A.
Goldman Sachs & Co. LLC
Huntington Securities, Inc.
Mizuho Markets Americas LLC
Nomura Global Financial Products Inc.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
The Bank of Nova Scotia
The Toronto-Dominion Bank
Truist Bank
Wells Fargo Bank, National Association
As Forward Purchasers
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, that shares (the “Shares”) of its common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $500,000,000, be offered and sold from time to time to or through BofA Securities, Inc. (“BofAS”), Barclays Capital Inc. (“Barclays”), BMO Capital Markets Corp. (“BMO”), BNP Paribas Securities Corp. (“BNP Paribas SC”), Capital One Securities, Inc. (“Capital One”), Citigroup Global Markets Inc. (“Citigroup”), Evercore Group L.L.C. (“Evercore ISI”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Huntington Securities, Inc. (“Huntington”), Mizuho Securities USA LLC (“Mizuho”), Nomura Securities International, Inc. (“Nomura”), Raymond James & Associates, Inc. (“Raymond James”), Scotia Capital (USA) Inc. (“Scotia”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), TD Securities (USA) LLC (“TD Securities”), Truist Securities, Inc. (“Truist”) and Wells Fargo Securities, LLC (“WFS”), as sales agents, principals and/or (except in the case of Capital One and Evercore ISI) forward sellers (in any such capacity, each an “Agent”, and collectively, the “Agents”) and Bank of America, N.A., Barclays Bank PLC, Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs & Co. LLC, Huntington, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc., Raymond James, Stifel, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), having an aggregate gross sales price not to exceed $500,000,000, on the terms set forth in this ATM Equity Offering Sales Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis; provided that each of Capital One and Evercore ISI is not acting as forward seller. The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal(s) it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering Sales Agreement and any applicable Terms Agreement.
Any Shares issued and sold by the Company through any of the Agents, acting as sales agents for the Company, or to any of the Agents, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreements, are hereinafter sometimes called “Primary Shares.”
The Company and the Operating Partnership (as defined below) agree that whenever the Company determines to enter into one or more forward stock purchase transactions with any of the Forward Purchasers, the Company and any of the applicable Forward Purchasers will enter into one or more separate letter agreements (each, a “Confirmation” and, collectively, the “Confirmations”), in substantially the form of Annex II hereto, relating to such sale in accordance with Section 2 hereof. Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Agent affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser will attempt to borrow and then offer, through its affiliated Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-280265), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule

462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).
As used in this Agreement:
“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.
“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“OP Units” means common limited partnership units of the Operating Partnership.
“Operating Partnership” means Essential Properties, L.P., a Delaware limited partnership.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.
Section 1. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Agents and the Forward Purchasers at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agree with the Agents and the Forward Purchasers, as follows:
(i)    Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(ii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information (as defined in Section 6(b) of this Agreement).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)    Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this ATM Equity Offering Sales Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act Regulations.
(v)    Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this ATM Equity Offering Sales Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)    Independent Accountants. The accountants who have certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act

Regulations and the Public Accounting Oversight Board, in the case of the Company, and Rule 101 of AICPA’s Code of Professional Conduct and its interpretations and rulings in the case of any business or property for which financial statements are so included for purposes of complying with Rule 3.05 and 3.14 of Regulation S-X of the 1933 Act Regulations.
(vii)    Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, if any, Rule 3-14 of Regulation S-X of the 1933 Act. All pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus comply with the requirements of the 1933 Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act Regulations and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
(viii)    No Material Adverse Effect. Neither the Company, the Operating Partnership nor any of their respective subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the General Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the General Disclosure Package and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership or their respective subsidiaries, taken as a whole, except as set forth or contemplated in the General Disclosure Package, or (ii) the ability of the Company and the Operating Partnership to perform their respective obligations under this Agreement, or to consummate the transactions contemplated in the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(ix)    Good Standing of the Company. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations (i) under this Agreement and (ii) the Company has been duly qualified as a foreign corporation or other foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.
(x)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the power and authority necessary to own its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations (i) under this Agreement and (ii) the Operating Partnership has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, the General Partner (as defined below), is the sole general partner of the Operating Partnership and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect, and the aggregate percentage interests of the Company, of the General Partner and the limited partners in the Operating Partnership will be as set forth in the General Disclosure Package and the Prospectus.
(xi)    Authority of the General Partner. Essential Properties OP G.P., LLC (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is and will be the sole member of the General Partner.
(xii)    Good Standing of Subsidiaries. Each subsidiary of the Company (other than the Operating Partnership) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and (ii) duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(xiii)    Capitalization; Listing of Common Stock. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the General Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the General Disclosure Package and the Prospectus.
(xiv)    Authorization of this Agreement and Confirmations. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Each Confirmation has

been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.
(xv)    Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. Any shares of Common Stock to be delivered by the Company pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized for issuance and sale to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and non-assessable, and the issuance of such Confirmation Shares will not subject to any preemptive or similar rights. The issuance, sale and/or delivery by the Company of Confirmation Shares to the applicable Forward Purchaser or any of its affiliates pursuant to the terms of any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation do not and will not require registration under the Securities Act.
(xvi)    OP Units. Except as disclosed in the General Disclosure Package and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.
(xvii)    Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between the Company, the Operating Partnership or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, the Operating Partnership or any of their respective subsidiaries to file a registration statement under the 1933 Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the 1933 Act pursuant to the Registration Statement.
(xviii)    Absence of Violations, Defaults and Conflicts. The sale of the Shares and the performance by the Company, the Operating Partnership and their respective subsidiaries (to the extent such entity is a party thereto) of their obligations under this Agreement and any Confirmation and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries are a party or by which the Company, the Operating Partnership or any of their respective subsidiaries are bound or to which any of the property or assets of the Company, the Operating Partnership or any of their respective subsidiaries are subject, except, in the case of this clause (A) for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the Organizational Documents (as defined below) of the Company, the Operating Partnership or any of their respective subsidiaries or (C) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their properties (each, a “Governmental Entity”); and no consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act and the 1933 Act Regulations, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agents. “Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.
(xix)    No Violations. Neither Company, the Operating Partnership nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any statute or any judgment, order, rule or regulation of any Governmental Entity, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(xx)    Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any Property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(xxi)    Employee Benefit Plan. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxii)    Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the General Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company, the Operating Partnership and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxiii)    Title to Property. The Company, the Operating Partnership and their respective subsidiaries will have good and marketable title in fee simple to, or a ground lease relating to, all of the real properties (the “Properties”) described in the Registration Statement, the General Disclosure Package and

the Prospectus owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such as are described in the Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership and their respective subsidiaries; and any real property and buildings held under lease by the Company, the Operating Partnership and their respective subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership and their respective subsidiaries; no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, that is significant individually or in the aggregate, except as disclosed in the General Disclosure Package and the Prospectus.
(xxiv)    No Default Under Leases. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company, the Operating Partnership or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company, the Operating Partnership nor any of their respective subsidiaries, nor, to the knowledge of either the Company or the Operating Partnership, any other party to any Lease, is in breach or default of any such Lease; and (ii) to the knowledge of the Company and the Operating Partnership, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease.
(xxv)    Compliance with Property Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of their respective subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company, the Operating Partnership nor any of their subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect.
(xxvi)    Mortgages. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company, the Operating Partnership or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company, the Operating Partnership or any of their respective subsidiaries.
(xxvii)    Possession of Intellectual Property. The Company, the Operating Partnership and their respective subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others; the Company, the Operating Partnership and their respective subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company, the Operating Partnership or any of their respective subsidiaries.
(xxviii)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of either the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either the Company, the Operating Partnership or any of their respective subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either the Company or the Operating Partnership or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxix)    Accounting Controls. The Company and its subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act Regulations and (ii) currently maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.
(xxx)    No Changes to Internal Controls. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxxi)    Disclosure Controls. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act Regulations) that are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the 1934 Act o is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xxxii)    Payment of Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect; neither the Company, the Operating Partnership nor any of their respective subsidiaries have notice or knowledge of any unpaid tax deficiency that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
(xxxiii)    Insurance. Each of the Company, the Operating Partnership and their respective subsidiaries are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance is in full force and effect; neither the Company nor the Operating Partnership has any reason to believe that it or any of its respective subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company, the Operating Partnership and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses.
(xxxiv)    Investment Company Act. Neither the Company nor the Operating Partnership is, and after the consummation of the transactions contemplated by this Agreement, neither the Company nor the Operating Partnership will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.
(xxxv)    REIT Status. Commencing with its taxable year ending December 31, 2018, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter; all statements under the caption “Federal Income Tax Considerations” and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation, in each case, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are accurate summaries of the legal or tax matters described therein in all material respects.
(xxxvi)    Absence of Manipulation. Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any of their affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares (except that the Company makes no representation in this clause (xxxix) as to any activities of the Agents or their respective affiliates.
(xxxvii)    Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, any of their respective directors or officers nor, to the knowledge of the Company or the Operating Partnership, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment;

or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.
(xxxviii)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
(xxxix)    OFAC. None of the Company, the Operating Partnership, or any of their subsidiaries, any of their respective directors or officers nor, to the knowledge of the Company and Operating Partnership, any agent, employee or affiliate of the Company, the Operating Partnership, or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or the Operating Partnership located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds received from the sale of any Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Territory or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Agent, Forward Purchaser, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company, the Operating Partnership and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory.
(xl)    No Prohibition on Distributions. Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of either the Company or the Operating Partnership is currently prohibited from paying any dividends or distributions directly or indirectly to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Company or the Operating Partnership any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Company, the Operating Partnership or any other subsidiary of the Company or the Operating Partnership.
(xli)    Statistical and Market-Related Data. All statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects.

(xlii)    Agreement of Limited Partnership. The Agreement of Limited Partnership of the Operating Partnership has been duly authorized by the Company and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.
(xliii)    No Contracts. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.
(xliv)    Rating Agency. Neither the Company nor the Operating Partnership has any debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act Regulations).
(xlv)    No Labor Disputes. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect.
(xlvi)    Listing of Shares. The Shares and the Confirmation Shares have been, or will be prior to the sale of the applicable Shares, approved for listing on the New York Stock Exchange (“NYSE”).
(xlvii)    Compensation Plan. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase shares of Common Stock, pursuant to an equity-based compensation plan or otherwise.
(xlviii)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either the Company or the Operating Partnership on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Company and the Operating Partnership on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.
(xlix)    Lending Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership nor any of their respective subsidiaries has any material lending or other relationship with any bank or lending affiliate of any Agent.
(l)    Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(li)    Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
Any certificate signed by any officer or other authorized signatory of the Company or the Operating Partnership or any of their respective subsidiaries and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company or the Operating Partnership or such subsidiary, as applicable, to the Agents as to the matters covered thereby.
Section 2. Sale and Delivery of Shares.
(a)    Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell Shares through the applicable Agent acting as sales agent or directly to the applicable Agent or Agents acting as principal(s) from time to time or (ii) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Agent (which shall be an affiliate of such Forward Purchaser), instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser from third parties as contemplated by such Confirmation. Sales of the Shares, if any, through an Agent acting as sales agent or as forward seller on behalf of any Forward Purchaser will be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent may agree or (2) “at the market” offerings (as defined in Rule 415 under the 1933 Act Regulations) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks. Sales of Shares, if any, purchased by an Agent as principal will be made as provided in the applicable Terms Agreement and the applicable pricing supplement prepared in connection with the offering of those Shares.
(b)    The Shares are to be sold to an Agent, as sales agent or forward seller, on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent, as sales agent or forward seller, to make such sales, (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof, (iii) the respective Agent has agreed to act as Agent with respect to such sales and (iv) if such Shares are to be sold by such Agent as forward seller, the Company shall have entered into a Confirmation with the applicable Forward Purchaser. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent and any applicable Forward Purchaser) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Such instruction shall also specify whether such Shares will be borrowed by a Forward Purchaser and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause (ii) of the paragraph above. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents or Forward Purchasers as to any change of the Agent or Forward Purchaser through whom sales of Shares as sales agent or forward seller will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of BofAS, Barclays, BMO, BNP Paribas SC, Capital One, Citigroup, Evercore ISI, Goldman Sachs, Huntington, Mizuho, Nomura, Raymond James, Scotia, Stifel, TD Securities, Truist or WFS is acting for the Company in a capacity other than as Agent under this Agreement. The Company, Agents and Forward Purchasers each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares, (B) the Agents (whether acting on behalf of the Company or as forward seller on behalf of the related Forward Purchaser) will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) no Agent or Forward Purchaser shall incur any liability for not borrowing, offering or selling any Shares as a result of the circumstances set forth in clause (i) or (ii) of Section 2(l).
(c)    The Company or the Agent through whom the sale of Shares are to be made as sales agent or forward seller on any Trading Day may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent or forward seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.
(d)    The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate, not to exceed 2.00% of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.
(e)     If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate net proceeds to the Company or the applicable Forward Purchaser and the aggregate compensation payable by the Company to such Agent with respect to such sales.
(f)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE. In addition, under no circumstances shall any Shares be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)    If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity Offering Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(h)    Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.
(i)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent or forward seller (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
(j)    Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent or forward seller at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent and Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent and Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(s) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.
(k)    The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity Offering Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.
(l)    As set out in the Confirmations and notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate per annum set forth in Section 7(f)(i) of the applicable Confirmation, then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, any obligation hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated.
Section 3. Covenants. The Company agrees with the Agents and the Forward Purchasers:
(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents and Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.
(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule

172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act Regulations in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents and Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and Forward Purchasers shall reasonably object.
(c)    Filing or Use of Amendments and Supplements. The Company will give the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents and Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents and Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and Forward Purchasers shall reasonably object.
(d)    Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, Forward Purchasers and counsel for the Agents and Forward Purchasers, without charge, upon written request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, Forward Purchasers and counsel for the Agents and Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Delivery of Prospectuses. The Company will furnish to the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents and Forward Purchasers or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents and Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(f)    Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.
(g)    Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents and Forward Purchasers or such Agents, as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(h)    Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(j)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and any Confirmation Shares on, and satisfy the requirements of, the NYSE.
(k)    Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Confirmation Shares issued and sold pursuant to any Confirmation. Upon receipt of any written notice contemplated above, an Agent or Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or Forward Purchaser.

(l)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents and Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents and Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)    No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.
(n)    Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.
(o)    Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents or Forward Purchasers (each date of any such request by the Agents or Forward Purchasers, a “Request Date”), the Company will furnish or cause to be furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificates referred to in Sections 5(f) and 5(h) hereof that was last furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificates as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in

Sections 5(f) and 5(h) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
The requirement to cause to be furnished officers’ certificates pursuant to this Section 3(o) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers officers’ certificates pursuant to this Section 3(o), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents and the Forward Purchasers officers’ certificates pursuant to this Section 3(o) dated as of the date of delivery thereof.
(p)    Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Company and special counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be) and counsel to the Agents and the Forward Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b), 5(c) and 5(d), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of any such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
The requirement to cause to be furnished the opinions and letters pursuant to this Section 3(p) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers the opinions and letters pursuant to this Section 3(p), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents and the Forward Purchasers the opinions and letters pursuant to this Section 3(p) dated as of the date of delivery thereof.

(q)    Delivery of Future Accountant Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(e) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. If the Registration Statement, the General Disclosure Package or the Prospectus contains or incorporates by reference the financial statements of any properties, businesses or entities, then, the Company will cause the related independent accountant(s) to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents letter(s), dated the dates specified in this Section 3(q), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate solely to such financial statements and any other financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus as amended and supplemented to the date of such letter(s) relating to such properties, businesses or entities, as the case may be. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
The requirement to cause to be furnished accountant letter(s) pursuant to this Section 3(q) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers accountant letter(s) pursuant to this Section 3(q), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents accountant letter(s) pursuant to this Section 3(q) dated as of the date of delivery thereof.
(r)    Trading in the Common Stock. The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.
(s)    Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents and the Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.
(t)    Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Shares purchased by an Agent as principal, or to be sold through an Agent as sales agent or as forward seller pursuant to the Company instruction, remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(u)    Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.
(v)    REIT Status. The Company will use its best efforts to qualify as a REIT under the Code for so long as its board of directors determines it is in the Company’s best interest to so qualify.
Section 4. Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents or the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and any Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, in an aggregate amount not to exceed $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares, in an aggregate amount not to exceed $5,000, (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (x) if the Company has not sold Shares with an aggregate gross sales price of at least $50,000,000 by December 31, 2025, the reasonable documented out-of-pocket expenses of the Agents and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, which amount shall not exceed $250,000.
Section 5. Conditions of Agents’ and the Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.
(b)    Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(c)    Opinion of Counsel to the Company. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinions of Sidley Austin LLP, corporate and tax counsel to the Company, dated such date, to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.
(d)    Opinion of Special Counsel to the Company. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Venable LLP, special counsel to the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.
(e)    Accountants’ Letter. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received a letter from each of (i) Ernst & Young LLP and (ii) Grant Thornton LLP, each dated such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.
(f)    Chief Financial Officer’s Certificate. On the date of this ATM Equity Offering Sales Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of the Chief Financial Officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing "management comfort" with respect to such information, to the effect set forth on Exhibit C hereto.

(g)    Officer’s Certificate on Size of ATM Program. On the date of this ATM Equity Offering Sales Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.
(h)    Officers’ Certificate for the Company and the Operating Partnership. On the date of this ATM Equity Offering Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or President of both the Company and the Operating Partnership and of the Chief Financial Officer or Chief Accounting Officer of both the Company and the Operating Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Operating Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(i)    Listing. The Shares and any Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.
(j)    Additional Documents. On the date of this ATM Equity Offering Sales Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents and the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.
(k)    Termination of this ATM Equity Offering Sales Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this ATM Equity Offering Sales Agreement may be terminated by the applicable Agents or Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.
Section 6. Indemnification.
(a)    The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Agent and each Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Agent or Forward Purchaser may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the 1933 Act Regulations (a

“roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent and Forward Purchaser for any legal or other expenses reasonably incurred by such Agent or Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, or any roadshow), in reliance upon and in conformity with the Agent Information.
(b)    Each Agent and Forward Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company or the Operating Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, or any roadshow), in reliance upon and in conformity with the Agent Information; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company or the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Agent and a Forward Purchaser and an applicable document, “Agent Information” shall mean the written information furnished to the Company and the Operating Partnership by such Agent or Forward Purchaser expressly for use therein; it being understood and agreed upon that the only such information furnished by any Agent or Forward Purchaser consists of such Agent’s or Forward Purchaser’s name appearing in the Prospectus.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 6.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 7. Contribution. If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 6 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the applicable Agents and Forward Purchasers on the other from the applicable offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the applicable Agents and Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership on the one hand and the applicable Agents and Forward Purchasers on the other in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions or underwriting discounts received by the applicable Agents (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Company and the Operating Partnership on the one hand or the applicable Agents and Forward Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Operating Partnership and the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents and Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Agents' and Forward Purchasers’ obligations in this Section 7 to contribute are several in proportion to their respective obligations and not joint.
The obligations of the Company and the Operating Partnership under Sections 6 and 7 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Agent and Forward Purchaser, each person, if any, who controls any Agent or Forward Purchaser within the meaning of the 1933 Act and each broker-dealer affiliate of any Agent or Forward Purchaser; and the obligations of the Agents and the Forward Purchasers under Sections 6 and 7 shall be in addition to any liability which the respective Agents and Forward Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.
Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or its Affiliates, officers or directors or any person controlling such Agent or Forward Purchaser, or the Company, the Operating Partnership or their respective officers or directors, or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Shares.
Section 9. Termination.
(a)    This ATM Equity Offering Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent or Forward Purchaser, as to itself, upon the giving of three (3) business days prior written notice to the other parties hereto.
(b)    The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the NYSE, or (iv) if trading generally on the NYSE has been suspended or materially limited, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities.
(c)    If the Company, the Operating Partnership and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
(i)    if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or
(ii)    if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.
No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.
(d)    In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 13, 14, 15 and 16 hereof shall remain in effect.
Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed, as applicable, to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: ATM Execution Group, email: dg.atm_execution@bofa.com, Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834- 8133), BMO Capital Markets Corp. at 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205), BNP Paribas Securities Corp. at 787 Seventh Ave., New York, New York 10019, Attention: Robert McDonald, Phone: (646) 342-0756, Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com, Capital One Securities, Inc. at 201 St. Charles Avenue, Suite 1830, New Orleans, Louisiana 70170, Attention: Head of Sales, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Email: matthew.t.morris@citi.com; catherine.hornyak@citi.com, Attention: General Counsel (Fax: (646) 291-1469), Evercore Group L.L.C. at 55 East 52nd Street, 35th Floor, New York, NY 10055, Attention: Equity Capital Markets, Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Huntington Securities, Inc. at 41 South High Street, Columbus, OH 43287, Attention: Equity Capital Markets, Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, NY 10020, Email: Stephen.Roney@mizuhogroup.com; Daniel.Blake@mizuhogroup.com, Attention: Stephen Roney; Daniel Blake, with a copy to legalnotices@mizuhogroup.com, Nomura Securities International, Inc. at 309 West 49th Street, New York, New York 10019, Email: NomuraATMExecution@nomura.com, Attention: Equity Capital Markets, Americas (Fax: (646) 587-9548), Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Sean Wolf and David Paris, Email: sean.wolf@raymondjames.com, david.paris@raymondjames.com and ATMs@RaymondJames.com, Scotia Capital (USA) Inc. at 250 Vesey Street, 24th Floor, New York, New York 10281 Attention: Equity Capital Markets (email: us.ecm@scotiabank.com), with a copy to Chief Legal Officer U.S. (email: us.legal@scotiabank.com) (fax: 212-225-6653), Stifel, Nicolaus & Company, Incorporated at One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department (Fax: (443) 224-1273), TD Securities (USA) LLC at 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com, Truist Securities, Inc. at 3333 Peachtree Road, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate (Fax: (404) 926-5964) and Wells Fargo Securities, LLC at 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate Department, (Fax: (212) 214-5918), notices to the Forward Purchasers shall be directed, as applicable, to Bank of America, N.A. at One Bryant Park, New York, New York 10036, Attention: Christine Roemer, with a copy to ECM Legal (Fax: (212) 230-8730), Barclays Bank PLC at 745 Seventh Avenue, New York, New York 10019, Attention: Ilya Blanter, Email: ilya.blanter@barclays.com, Bank of Montreal at 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205), BNP Paribas at 787 Seventh Ave., New York, New York 10019, Attention: Robert McDonald, Phone: (646) 342-0756, Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com, Citibank, N.A. at 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: General Counsel (Fax: (646) 291-1469), Goldman Sachs & Co. LLC at Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Michael Voris, Equity Capital Markets, Email: michael.voris@ny.ibd.email.gs.com, with a copy to Carlos Lavilla, Email: carlos.lavilla@ny.ibd.email.gs.com and Email notification to: Eqderivsnotifications@ ny.ibd.gs.com, Mizuho Markets Americas LLC at 1271 Avenue of the Americas, New York, New York 10020, Email: Derivs-EQNoticesUS@Mizuhogroup.com, Attention: US Equity Derivatives Notices, (Fax: (646) 949-9531), Nomura Global Financial Products, Inc. at 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com with a copy (which shall not constitute notice) to: Nomura Global Financial Products, Inc. at 309 West 49th Street, New York, NY 10019 Attention: Equities Legal, Email: nyequitieslegal@nomura.com, Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention Sean Wolf and David Paris, Email: sean.wolf@raymondjames.com, david.paris@raymondjames.com and ATMs@RaymondJames.com, The Bank of Nova Scotia, GWO—Derivative Products, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Reuben Jacob / Bahar Alast, (phone: 212-225-6664 / 212-225-5230; fax.: 212-225-5633) and a copy to: GWO—OTC Confirmations (telephone: 416-866-7736), The Bank of Nova Scotia, Global Wholesale Operations, OTC Confirmations, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, The Toronto-

Dominion Bank, c/o TD Securities (USA) LLC at 1 Vanderbilt Avenue, New York, New York 10017, Attention: Global Equity Derivatives, Email: TDUSA GEDUSInvestorSolutionsSales@tdsecurities.com; michael.murphy3@tdsecurities.com, adriano.pierroz@tdsecurities.com, and ryan.eurick@tdsecurities.com, Truist Bank at 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, dl.atm.offering@truist.com, with a copy to Michael Collins, Managing Director, Email: Michael.collins@truist.com and Wells Fargo Bank, National Association at 500 West 33rd Street, 14th Floor, New York, New York 10001, Email: corporatederivativenotifications@wellsfargo.com, Attention: Equity Syndicate Department, (Fax: (212) 214-5918), and notices to the Company and/or the Operating Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement.
Section 11. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership or any of their respective subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents or Forward Purchasers have advised or are currently advising the Company or the Operating Partnership or any of their respective subsidiaries or other affiliates on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or the Operating Partnership or any other person or entity with respect to any offering of Shares and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.
Section 12. Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
Section 13.Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective Affiliates, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.
Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that (1) such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate and (2) the Company consents in writing to the assignment of the rights and obligations under this Agreement to the affiliate of such Predecessor (such consent not to be unreasonably withheld).
Section 14. Trial by Jury. Each of the Company and the Operating Partnership (on their respective behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates), and the Agents and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Operating Partnership, the Forward Purchasers and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Operating Partnership, the Forward Purchasers and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

Essential Properties Realty Trust, Inc.

By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Executive Vice President, Treasurer, Chief Financial Officer and Secretary

Essential Properties, L.P.

By: Essential Properties OP G.P., LLC, its general partner

By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Executive Vice President, Treasurer, Chief Financial Officer and Secretary:

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
	Title:	Managing Director

BMO Capital Markets Corp.

By:	/s/ Eric Benedict
Name: Eric Benedict
	Title:	Co-Head, Global Equity Capital Markets

BNP Paribas Securities Corp.

By:	/s/ Robert McDonald
Name: Robert McDonald
	Title:	Managing Director

Capital One Securities, Inc.

By:	/s/ Phil Winiecki
Name: Phil Winiecki
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Jared M. Nutt
Name: Jared M. Nutt
	Title:	Managing Director

Evercore Group L.L.C.

By:	/s/ Andy Richard
Name: Andy Richard
	Title:	Senior Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
	Title:	Managing Director

Huntington Securities, Inc.

By:	/s/ Peter Dippolito
Name: Peter Dippolito
	Title:	Senior Managing Director

Mizuho Securities USA LLC

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
	Title:	Managing Director

Nomura Securities International, Inc.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
	Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Brad Butcher
Name: Brad Butcher
	Title:	Co-Head of Real Estate Investment Banking

Scotia Capital (USA) Inc.

By:	/s/ John Cronin
Name: John Cronin
	Title:	Managing Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
	Title:	Managing Director

TD Securities (USA) LLC

By:	/s/ Bradford Limpert
Name: Bradford Limpert
	Title:	Managing Director

Truist Securities, Inc.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
	Title:	Director

Wells Fargo Securities, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
	Title:	Executive Director

As Agents

Bank of America, N.A.

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
	Title:	Managing Director

Barclays Bank PLC

By:	/s/ Warren Fixmer
Name: Warren Fixmer
	Title:	Managing Director

Bank of Montreal

By:	/s/ Brian Riley
Name: Brian Riley
	Title:	Managing Director, Global Market

BNP Paribas

By:	/s/ Robert McDonald
Name: Robert McDonald
	Title:	Managing Director

BNP Paribas

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
	Title:	Managing Director

Citibank, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
	Title:	Authorized Signatory

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
	Title:	Managing Director

Huntington Securities, Inc.

By:	/s/ Peter Dippolito
Name: Peter Dippolito
	Title:	Senior Managing Director

Mizuho Markets Americas LLC

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
	Title:	Authorized Signatory

Nomura Global Financial Products Inc.

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
	Title:	Authorized Representative

Raymond James & Associates, Inc.

By:	/s/ Brad Butcher
Name: Brad Butcher
	Title:	Co-Head of Real Estate Investment Banking

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
	Title:	Managing Director

The Bank of Nova Scotia

By:	/s/ Ben Gohman
Name: Ben Gohman
	Title:	Managing Director

The Toronto-Dominion Bank

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
	Title:	Managing Director

Truist Bank

By:	/s/ Michael Collins
Name: Michael Collins
	Title:	Managing Director

Wells Fargo Bank, National Association

By:	Elizabeth Alvarez
Name: Elizabeth Alvarez
	Title:	Managing Director

As Forward Purchasers

Exhibit A-1
FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
A-2-1

Exhibit A-2
FORM OF OPINION OF COMPANY’S TAX COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
A-2

Exhibit B
FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)
B-1

Exhibit C
FORM OF CFO CERTIFICATE
TO BE DELIVERED PURSUANT TO SECTION 5(f)
I, Mark E. Patten, Executive Vice President, Treasurer, Chief Financial Officer and Secretary of the Company, in connection with the sale to or through any of the Agents of the Shares pursuant to (i) the Registration Statement, (ii) the General Disclosure Package, (iii) the Prospectus and (iv) the Sales Agreement, do hereby certify, in my capacity as Interim Chief Financial Officer and not in my individual capacity, that:
(1)    I am the duly elected, qualified and acting Interim Chief Financial Officer of the Company and am providing this certificate to the Agents based on my examination of the Company’s financial records and schedules.
(2)    I have read the Registration Statement, the General Disclosure Package and the Prospectus.
(3)    I have supervised the compilation of and reviewed the circled information contained on certain pages of periodic reports filed by the Company with the Commission and incorporated by reference into the Prospectus, which pages are attached hereto as Exhibit A.
(4)    The circled information in Exhibit A hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.
(5)    I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the General Disclosure Package and the Prospectus attached hereto as Exhibit B.
(6)    The circled information in Exhibit B hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.
(7)    This certificate is to assist the Agents in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares covered by the Registration Statement, the General Disclosure Package and the Prospectus.
B-2

Annex I
Essential Properties Realty Trust, Inc.
Common Stock
($0.01 par value)
TERMS AGREEMENT
[ ● ]
[ ● ]
[ ● ]
Ladies and Gentlemen:
Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions stated herein and in the ATM Equity Offering Sales Agreement, dated June 17, 2024 (the “Sales Agreement”), among the Company and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), and BofA Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Mizuho Securities USA LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, principals and/or (except in the case of Capital One and Evercore ISI) forward sellers (in any such capacity, each an “Agent”, and collectively, the “Agents”) and Bank of America, N.A., Barclays Bank PLC, Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”) to issue and sell to [•] as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.
[The Company grants an option to the Underwriter to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*
I-1

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, Los Angeles, CA, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter. It is understood that each Agent has authorized [•] as representative of the Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [•], individually and not as representative of the Underwriter, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.
THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
I-2

Very truly yours,

Essential Properties Realty Trust, Inc.

By:
Name:
Title:

Essential Properties, L.P.

By: Essential Properties OP G.P., LLC, its general partner

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter]

By:

Name:

Title:
*    Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company.
I-3